BENCHMARK ELECTRONICS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

This Benchmark Electronics, Inc. Nonqualified Stock Option Agreement ("Agreement") is between Benchmark Electronics, Inc., a Texas corporation (the "Company") and _________________(the "Optionee").

WITNESSETH:

WHEREAS, to carry out the purposes of the Benchmark Electronics, Inc. 2000 Stock Awards Plan (the "Plan") by providing an award of a nonqualified stock option  to retain and attract personnel of outstanding ability, to provide additional motivation to the  employee to continue to exert employee's best efforts for the success and welfare of the Company and the benefit of the Company's stockholders, and to protect the Company’s confidential information from unauthorized disclosure and use, the Committee (as defined in the Plan) has determined that the Company’s interests will be advanced by the issuance to Optionee of a nonqualified stock option under the Plan.

NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

I.           Option.  Subject to the terms and conditions contained herein, the Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company __________(             ) shares of the Company's common stock, $0.10 par value ("Common Stock"), at a price of  $             per share (“Option Price”), which is not less than the fair market value of a share of Common Stock on the Grant Date (as defined in Section 2 below).

II.          Option Period.  The Option herein granted may be exercised by Optionee in whole or in part at any time during a ten (10) year period (the "Option Period") beginning on __________ (the "Grant Date"), subject to the limitation that said Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years of employment with the Company or its Affiliates beginning on the Grant Date in accordance with the following schedule:

Number of	Percentage of
Full Years	Shares Purchasable

Less than two	0%
Two	20%
Three	50%
Four or more	100%

Notwithstanding anything in this Agreement to the contrary, the Committee, in its sole discretion may waive the foregoing schedule of vesting and upon written notice to the Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

III.         Procedure for Exercise.  The Option herein granted may be exercised by written notice by Optionee to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment for the shares to be purchased, and specifying the address to which the certificate for such shares is to be mailed.  The notice shall be accompanied by (i) cash, cashier's check, bank draft, postal or express money order payable to the order of the Company, or other immediately available funds, or (ii) at the election of the Optionee and agreed to by the Committee, certificates representing shares of Common Stock theretofore owned by Optionee duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the aggregate exercise price.  Notice may also be delivered by fax or telecopy provided that the exercise price of such shares is received by the Company via wire transfer on the same day the fax or telecopy transmission is received by the Company.  As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this Section III.  The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock until the date of issuance of a certificate for shares of Common Stock.

IV.         Termination of Employment.  If the Optionee's employment with the Company is terminated during the Option Period for any reason other than death or disability, the unexercisable portion of the Option shall thereupon terminate.  Any exercisable portion of the Option on the date of his termination of employment may be exercised by the Optionee during a three-month period beginning on such date, whereupon after the end of such three-month period, the Option shall terminate; provided, however, that if the Optionee's employment is terminated because of the Optionee's theft or embezzlement from the Company, disclosure of Confidential Information or trade secrets of the Company, or the commission of a willful, felonious act while in the employment of the Company, then such exercisable portion of the Option shall expire upon such termination of employment.  In no event may the Option be exercised after the end of the Option Period.

V.           Disability or Death.  If the Optionee's employment with the Company is terminated by his disability or death, the unexercisable portion of the Option shall thereupon terminate.  If the Optionee's employment with the Company is terminated by his disability or death, any exercisable portion of the Option on the date of such disability or death thereafter shall be exercisable by the Optionee, his executor or administrator, or the person or persons to whom his rights under this Agreement pass by will or by the laws of descent and distribution, as the case may be, for a period of three months from the date of the Optionee's disability or death, whereupon, after the end of such three-month period, the Option shall terminate.  In no event may the Option be exercised after the end of the Option Period.  The Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

VI.          Transferability.  This Option shall not be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution.  During the lifetime of Optionee, the Option shall be exercisable only by him.  Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof.  No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

VII.         No Rights as Stockholder.  Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the date of issuance of a certificate for shares of Common Stock as provided in Section III above.  Until such time, Optionee shall not be entitled to dividends attributable to such shares or to vote such shares at meetings of the stockholders of the Company.  Except as provided in Section VIII hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Optionee shall have exercised said Option by written notice and payment to the Company, as provided hereinabove.

VIII.        Change of Control.

A.           Upon the occurrence of a Change of Control (as defined below), the Option shall immediately vest and become exercisable, and, the Committee, in its discretion, may determine to effect one or more of the following alternatives with respect to the Option:  (1) determine a limited period of time for the exercise of the Option on or before a specified date (before or after such Change of Control) after which specified date any portion of the Option left unexercised shall terminate, (2) require the mandatory surrender to the Company of some or all of the Option held as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel the Option and the Company shall pay to Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value  (as defined below) of the shares subject to the Option over the exercise price under the Option for such shares, (3) make such adjustments to the Option as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to the Option) or (4) provide that thereafter upon any exercise of the Option, the Optionee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock then covered by the Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee has been the holder of record of the number of shares of Common Stock then covered by the Option.  The provisions contained in this paragraph shall not alter any rights or terminate any rights of the Optionee to further payments pursuant to any other agreement with the Company following a Change of Control.

b.           "Change of Control" means the occurrence of any of the following events: (i) the acquisition by any person or group of persons (as such terms are defined and used in Sections 3(a)(9 and 14(d)(2), respectively, of the Securities Exchange Act of 1934, as amended ("1934 Act")) of beneficial ownership (as defined in Rule 13d-3 issued under the 1934 Act), directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Securities") or (ii) individuals who constitute the Board of Directors of the Company on the date the Plan became effective ("Incumbent Board") cease for any reason to constitute at least a majority of that Board of Directors of the Company ("Board"), provided that any person becoming a director subsequent to the date the Plan became effective whose election or whose nomination for election by the Company's shareholders was approved by a majority vote of the directors comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though he or she were a member of the Incumbent Board; or (iii) a recapitalization, reorganization, merger, or consolidation with respect to which those persons (as defined above) who were beneficial owners of the Voting Securities of the Company immediately prior to such recapitalization, reorganization, merger, or consolidation do not, following such recapitalization, reorganization, merger, or consolidation, beneficially own, directly or indirectly, shares representing more than fifty percent (50%) of the combined voting power of the Voting Securities of the Company resulting from such recapitalization, reorganization, merger, or consolidation; or (iv) a sale of all or substantially all the assets of the Company.

c.           "Change of Control Value" shall mean (i) the highest price per share paid by any person or group of persons who acquires beneficial ownership of securities representing more than fifty percent (50%) of the Voting Securities, (ii) the per share price offered to shareholders of the Company in any merger, consolidation, recapitalization, reorganization, sale of assets or dissolution transaction resulting in a Change of Control, (iii) the price per share offered to shareholders of the Company in any tender offer or exchange offer resulting in a Change of Control, (iv) if a Change of Control occurs other than in (i) - (iii) above, the Fair Market Value (as defined in the Plan) per share of the shares into which this Option is exercisable, as determined by the Committee, whichever is applicable.  In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the equivalent fair value in cash of the portion of the consideration offered which is other than cash.

IX.         Changes in Capital Structure.

a.           If, and whenever, prior to the expiration of this Option, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Common Stock may be exercised or satisfied under this Option, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

b.           If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of this Option, the Optionee shall be entitled to (or entitled to purchase, if applicable) under this Option, in lieu of the number of shares of Common Stock then covered by this Option, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of shares of Common Stock then covered by this Option.

c.           In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the Grant Date and not otherwise provided for by Section 8 or this Section 9, the Option shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to the Option.

d.           The existence of this Option shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

e.           Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to this Option.

X.          Compliance With Securities Laws.  Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section VI) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

XI.         Compliance With Laws.  Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise the Option(s) granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Agreement, if the exercise of the Option(s) or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority.

XII.        Withholding of Tax.  To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to the Optionee for federal or state income tax purposes, the Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if the Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

XIII.      Resolution of Disputes.  As a condition of the granting of the Option hereby, the Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

XIV.      Legends on Certificate.  The certificates representing the shares of Common Stock purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

XV.        Notices.  Every notice hereunder shall be in writing and shall be given by registered or certified mail.  All notices of the exercise of any Option hereunder shall be directed to Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515, Attention:  Secretary.  Any notice given by the Company to Optionee directed to him at his address on file with the Company shall be effective to bind him and any other person who shall acquire rights hereunder.  The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

XVI.       Construction and Interpretation.  Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.  References to the masculine gender herein also include the feminine gender for all purposes.

XVII.      Agreement Subject to Plan.  This Agreement is subject to the Plan.  The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.  All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

XVIII.     Employment Relationship.  Employees shall be considered to be in the employment of the Company as long as they remain employees of the Company or a parent or subsidiary corporation (as defined in Section 424 of the Code).  Any questions as to whether and when there has been a termination of such employment and the cause of such termination, shall be determined by the Committee, and its determination shall be final.  Nothing contained herein shall be construed as conferring upon the Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between the Optionee and the Company.
XIX.       Binding Effect.  This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

XX.        Notice of Disposition.  If the Optionee disposes of any shares of Common Stock acquired pursuant to the exercise of the Option prior to the earlier of (a) two years from the Grant Date or (b) one year from the date that the shares of Common Stock were acquired, the Optionee shall notify the Company of such disposition within 10 days of its occurrence and shall deliver to the Company any amount of federal, state or local income tax withholding required by law.  If the Optionee fails to pay the withholding tax, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Optionee any tax required to be withheld by reason of any such disposition.

XXI.  Non-Disclosure of Confidential Information.  Optionee recognizes and acknowledges that certain proprietary, non-public information owned by the Company and its subsidiaries, affiliates, predecessor and successor companies and assigns and its and their directors, officers, employees, former employees, agents and representatives (“Related Entities”), including without limitation proprietary, non-public information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales products, profits, costs, markets, key personnel, technical processes, and trade secrets (hereinafter called “Confidential Information”), are valuable, special and unique assets of the Company and its Related Entities.   Upon execution of this Agreement, the Company shall give Optionee immediate access to its Confidential Information in exchange for Optionee’s promises contained in Sections XXI.  Optionee’s access to the Company’s Confidential Information is not contingent on a continuing employment relationship between the parties, rather it is dependent on and in exchange for Optionee’s full compliance with the restrictions in Sections XXI.  Optionee will not, for a period of three (3) years after the effective date of your termination, without the prior written consent of a member of the Company, directly or indirectly use or knowingly and intentionally disclose any of the Confidential Information obtained by Optionee while in the employ of the Company to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, directly or indirectly, unless and until such Confidential Information becomes publicly available (other than as a consequence of the breach by Optionee of Optionee’s confidentiality obligations hereunder), and except as may be required (or as Optionee may be advised by counsel is required) in connection with any judicial, administrative or other governmental proceeding or inquiry.  Notwithstanding any other provision hereof, the term “Confidential Information” does not include any information that (a) is or becomes publicly available other than as the result of the breach by Optionee of Optionee’s confidentiality obligations hereunder became, (b) is or becomes available to Optionee on a non-confidential basis from a source, other than the Company, that to the Optionee’s knowledge is not prohibited from disclosing such information to the Optionee by a confidentiality obligation owed to the Company or (c) was known to the Optionee prior to becoming an employee of the Company.  The non-disclosure provisions contained herein are reasonable, necessary and for the protection and benefit of the Company and Related Entities.

XXII.  Relief. Optionee agrees that any breach of this Agreement will result in irreparable harm for which damages would be an inadequate remedy and, therefore, in addition to its other rights and remedies otherwise available at law the Company and the Related Entities shall be entitled to equitable relief, including temporary and permanent injunctive relief, in the event of such breach without the necessity of proving actual damages.  Optionee and the Company further agree that the amount of bond to be posted if an injunction is sought by the Company and the Related Entities shall be One Thousand Dollars and No/100 Cents ($1,000.00) and that the Company and the Related Entities shall be entitled to recover their expenses, costs and attorneys fees incurred in enforcing this Agreement.  Optionee specifically recognizes and affirms that the covenants contained in Sections XXI of this Agreement are material and important terms of this Agreement, and Optionee further agrees that should Optionee breach Section XXI of this Agreement, or should all or any part of Sections XXI of this Agreement be held or found invalid or unenforceable for any reason whatsoever by an arbiter or a court of competent jurisdiction in an action between Optionee and the Company, the Company shall be entitled to receive from Optionee all Common Stock held by Optionee.  If Optionee has sold, transferred, or otherwise disposed of Common Stock obtained under this Agreement, the Company shall be entitled to receive from Optionee the difference between the Option Price paid by Optionee and the fair market value of the Common Stock on the date of sale, transfer, or other disposition.

IN WITNESS WHEREOF, this Agreement has been executed as of the ___ day of _____________, 20__.

BENCHMARK ELECTRONICS, INC.

By:
OPTIONEE

Benchmark Electronics, Inc.